Exhibit 10.2

LEAK-OUT AND SUPPORT AGREEMENT

THIS LEAK-OUT AND SUPPORT AGREEMENT (this “Agreement”) is made and entered into as of August 3, 2020, by and among Akers Biosciences, Inc. (the “Company”) and ChubeWorkx Guernsey Limited (the “Stockholder”).

RECITALS

A. WHEREAS, simultaneously with entering into this Agreement, the Stockholder and the Company are entering into a Settlement Agreement and General Release (the “SAGR”), pursuant to which the Stockholder will receive 500,000 shares of the Company’s common stock, no par value (the “Common Stock”);

B. WHEREAS, as an inducement for the Company to enter into the SAGR, and as one of the conditions to the consummation of the transactions contemplated by the SAGR, and in reliance upon the covenants and agreements made by the Company in this Agreement and the SAGR, the Stockholder has agreed to enter into this Agreement;

C. WHEREAS, as an inducement for the Stockholder to enter into the SAGR, and as one of the conditions to the consummation of the transactions contemplated by the SAGR, and in reliance upon the covenants and agreements made by the Stockholder in this Agreement and the SAGR, the Company has agreed to enter into this Agreement; and

D. WHEREAS, the Stockholder agrees, among the other agreements set forth below, to vote the shares of Common Stock (the “Shares”) over which Stockholder has voting power as described below.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Agreement to Vote Shares.

(a) From the date hereof until the Expiration Date (as defined below), at every meeting of the stockholders of the Company, and at every adjournment or postponement thereof, and on any action or approval by written consent of the stockholders of the Company, in each case, Stockholder (in its capacity as a stockholder) shall appear at the meeting or shall issue a proxy to a third party or otherwise cause Stockholder’s Shares to be present for purposes of establishing a quorum and shall either in person or by proxy vote such Shares in favor of each matter proposed and recommended for approval by the Company’s Board of Directors or management at such meeting.

(b) If Stockholder is the beneficial owner, but not the record holder, of the Shares, such Stockholder agrees to take all actions necessary to cause the record holder and any nominees to vote all of Stockholder’s Shares in the manner provided in Section 1(a).

2. Representations and Warranties of each Stockholder. Stockholder represents and warrants to the Company:

(a) Stockholder has, not by act or omission, taken any step or entered any obligation which would result in its not having, full legal power, authority and right to vote or to direct the voting of all Stockholder’s Shares then owned of record or beneficially by Stockholder as described in this Agreement, without the consent or approval of, or any other action on the part of, any other person. Without limiting the generality of the foregoing, Stockholder has not entered into any voting agreement (other than this Agreement) with any person with respect to any of Stockholder’s Shares, granted any person any proxy (revocable or irrevocable) or power of attorney with respect to any of Stockholder’s Shares, deposited any of Stockholder’s Shares in a voting trust, or entered into any arrangement or agreement with any person limiting or affecting his legal power, authority or right to vote Stockholder’s Shares on any matter.

(b) The execution and delivery of this Agreement and the performance by Stockholder of the covenants and obligations hereunder will not result in any breach or violation of or be in conflict with or constitute a default under any term of any agreement, judgment, injunction, order, decree, law, regulation or arrangement to which such Stockholder is a party or by which Stockholder (or any of its assets) is bound.

3. Leak-Out. For so long as ChubeWorkx owns any Shares, it will not, directly or indirectly, without the prior written consent of the Company, agree or offer to sell, any Shares (collectively, the “Securities”) on the Nasdaq Capital Market, except that ChubeWorkx may, on any trading day, sell on the Nasdaq Capital Market up to that number of Shares that is equal to 10% of the daily trading volume for the Common Stock on the Nasdaq Capital Market on such trading day.

4. Termination. Section 1 of this Agreement shall terminate for Stockholder on the date (the “Expiration Date”) that is the earlier of (i) ten (10) years after the date of this Agreement or (ii) the date when Stockholder beneficially owns less than one-half of one percent (0.5%) of the shares of the Company.

5. Registration Obligation. The Company shall prepare and file with the U.S Securities and Exchange Commission a registration statement relating to the resale of the Shares by Stockholder of the Shares under the U.S. Securities Act of 1933, as amended on or before the 15th calendar day following the date hereof (the “Filing Deadline”) and use commercially reasonable best efforts to cause such registration statement to be declared effective by the Commission by the 45th calendar day after the earlier of the filing date or the Filing Deadline (the “Effectiveness Deadline”). In the event that such registration statement is not filed by the Filing Deadline or declared effective on or before the Effectiveness Deadline then, on each of the Filing Deadline and the Effectiveness Deadline, as the case may be, and on each monthly anniversary thereof (if the such registration statement shall not have been filed or declared effective by such date, as the case may be) until such registration statement is filed or declared effective, as the case may be, the Company shall pay to each Holder an amount in cash, as partial liquidated damages and not as a penalty, equal to the product of 1.0% multiplied by the Share Value (as defined herein). For purposes hereof, “Share Value” means, with respect to the Filing Deadline or Effectiveness Deadline, and each monthly anniversary thereof, the product of the number of Shares then owned by ChubeWorkx multiplied by the closing price of the Common Stock on the NASDAQ Stock Market on the applicable date in question. Notwithstanding anything to the contrary contained herein, the Company shall not have any registration obligations under this Section 5 and no penalties for failure to (i) file the registration statement by the Filing Deadline or (ii) cause the registration statement to be declared effective by the Effectiveness Deadline shall accrue to the extent the Shares have been sold pursuant to Rule 144 of the Securities Act of 1933, as amended (“Rule 144”) or may be sold pursuant to Rule 144 without volume or manner-of-sale restrictions.

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6. Miscellaneous Provisions.

(a) Amendments, Modifications and Waivers. No amendment, modification or waiver in respect of this Agreement shall be effective against any party unless it shall be in writing and signed by the Stockholders and the Company.

(b) Entire Agreement. This Agreement constitutes the entire agreement among the parties to this Agreement and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

(c) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to any applicable principles of conflicts of law thereof. The parties submit to the exclusive jurisdiction of that state and federal courts located in New York County, New York for any action, dispute or proceeding arising out of this Agreement.

(d) Assignment and Successors. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto. This Agreement and all the provisions hereof may not be assigned by Stockholder or the Company without the prior written consent of the other party. In the even that Stockholder transfers its Shares (other than on the Nasdaq Capital Market) or the Shares are otherwise conveyed (whether voluntarily or involuntarily), the transferee or other recipient of the Shares must enter into a joinder to this Agreement (no joinder is required if such Shares are transferred in accordance with Section 3 in anonymous open market trading in ordinary brokerage transactions that are not pre-arranged or pre-solicited).

(e) No Third Party Rights. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person (other than the parties hereto) any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

(g) Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

(h) Specific Performance; Injunctive Relief. Purchaser acknowledges that the Company may be irreparably harmed and that there may be no adequate remedy at law for a breach of any of the covenants or agreements of Purchaser set forth in this Agreement. Therefore, Purchaser hereby agrees that, in addition to any other remedies that may be available to the Company upon any such breach, the Company shall have the right to seek specific performance, injunctive relief or any other remedies available to such party at law or in equity.

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(i) Notices. All notices, consents, requests, claims, demands and other communications under this Agreement shall be in writing (which shall include communications by e-mail) and shall be delivered (a) in person or by courier or overnight service, or (b) by e-mail with a copy delivered as provided in clause (a):

If to the Company:

Akers Biosciences, Inc.

201 Grove Road

Thorofare, New Jersey 08086

Attn: Chief Executive Officer

If to a Stockholder:

As set forth in the SAGR

or to such other address as the parties hereto may designate in writing to the other in accordance with this Section 6(i). Any party may change the address to which notices are to be sent by giving written notice of such change of address to the other parties in the manner above provided for giving notice. If delivered personally or by courier, the date on which the notice, request, instruction or document is delivered shall be the date on which such delivery is made and if delivered by e-mail transmission or mail as aforesaid, the date on which such notice, request, instruction or document is received shall be the date of delivery.

(j) Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument, and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties; it being understood that all parties need not sign the same counterpart.

(k) Headings. The headings contained in this Agreement are for the convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

[Signatures on the Following Pages]

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IN WITNESS WHEREOF, the parties have executed this Leak-Out and Support Agreement as of the date first written above.

COMPANY:

AKERS BIOSCIENCES, INC.

By:	/s/ Christopher Schreiber
Name:	Christopher Schreiber
Title:	Executive Chairman

[Signature Page to Support Agreement]

STOCKHOLDER SIGNATURE

CHUBEWORKX GUERNSEY LIMITED

By:	/s/ Mark Chasey
Name:	Mark Chasey
Title:	Mr.

[Signature Page to Leak-Out and Support Agreement]